                                                                    EXHIBIT 99.1
                                                                    ------------


[OPTICARE LOGO OMITTED]

                                        Contact:
                                        Christopher J. Walls, General Counsel
                                        OptiCare Health Systems, Inc.
                                        (203) 596-2236
FOR IMMEDIATE RELEASE


                          OPTICARE HEALTH SYSTEMS, INC.
                   REPORTS 1ST QUARTER 2003 FINANCIAL RESULTS

                  Quarterly Revenues Grow 37% to $32 Million--

         WATERBURY, Conn., May 16/PRNewswire-FirstCall/ -- OptiCare Health Systems, Inc. (Amex: OPT) announced today that total revenue for the three months ended March 31, 2003 rose 37% over 2002, growing from $23.3 million to $32.0 million. The increase of $8.7 million was primarily attributable to revenue generated by Wise Optical, the Yonkers, New York-based optical products distributor, which OptiCare acquired in February.

         Net income for the three months ended March 31, 2003 was approximately $0.2 million compared to $5.1 million for the three months ended March 31, 2002, a decrease of $4.9 million. This decrease is primarily due to a $5.3 million gain on the early extinguishment of debt, net of tax, recorded in the first quarter of 2002. There was no such gain in 2003.

         Commenting on the results, William A. Blaskiewicz, OptiCare's Chief Financial Officer, said, "The important news is that the Company reported top-line growth and also significantly improved its balance sheet since the start of the year."

         OptiCare's debt, which was $19.4 million at December 31, 2002, and which increased to $26.6 million as of March 31, 2003 due to borrowings to finance the acquisition of Wise Optical, has been reduced by the recently-announced conversion of approximately $16.2 million of senior subordinated debt to preferred stock.

         OptiCare Health Systems, Inc. is an integrated eye care services company focused on vision benefits management (managed vision), the distribution of products and software services to eye care professionals, and consumer vision services, including medical, surgical and optometric services and optical retail.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. OptiCare's actual results could differ materially from those expressed or indicated by any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that OptiCare may not be able to improve cash flow, may not be able to successfully integrate its acquisitions, to retain and attract qualified employees, the impact of current and


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future governmental regulations in existing lines of business, OptiCare's ability to successfully and profitably manage its operations and growth of the operations, if any, the risks related to managed care contracting, and the ability of OptiCare to successfully raise capital on commercially reasonable terms, if at all. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in OptiCare's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ending December 31, 2002. Forward-looking statements speak only as of the date they are made, and OptiCare undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.


SOURCE:   OptiCare Health Systems, Inc.
CONTACT:  Christopher J. Walls, General Counsel, OptiCare Health Systems, Inc.

                 OPTICARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                     MARCH 31,          DECEMBER 31,
                                                                                       2003                 2002
                                                                                  ----------------    -----------------
                                                                                    (Unaudited)
  ASSETS
  CURRENT ASSETS:
     Cash and cash equivalents                                                            $ 3,937               $3,086
     Accounts receivable, net                                                              12,144                5,273
     Inventories                                                                            9,231                2,000
     Deferred income taxes, current                                                         1,660                1,660
     Other current assets                                                                     762                  885
                                                                                  ----------------    -----------------
         TOTAL CURRENT ASSETS                                                              27,734               12,904
  Property and equipment, net                                                               5,572                3,337
  Intangible assets, net                                                                    1,309                1,353
  Goodwill, net                                                                            20,516               20,516
  Deferred income taxes, non-current                                                        3,140                3,140
  Other assets                                                                              4,599                3,855
                                                                                  ----------------    -----------------
          TOTAL ASSETS                                                                   $ 62,870             $ 45,105
                                                                                  ================    =================



  LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
     Accounts payable                                                                    $ 12,090              $ 2,902
     Accrued expenses                                                                       5,940                5,255
     Current portion of long-term debt                                                      2,763                1,266
     Other current liabilities                                                              1,258                1,245
                                                                                  ----------------    -----------------
          TOTAL CURRENT LIABILITIES                                                        22,051               10,668
                                                                                  ----------------    -----------------

  Long-term debt--related party                                                            16,036               15,588
  Other long-term debt, less current portion                                                7,799                2,564
  Other liabilities                                                                           678                  615
                                                                                  ----------------    -----------------
          TOTAL NON-CURRENT LIABILITIES                                                    24,513               18,767
                                                                                  ----------------    -----------------


  Series B 12.5% voting, mandatorily redeemable , cumulative, convertible preferred stock--related party (liquidation preference of $1.61
    per share)                                                                              5,158                5,018
                                                                                  ----------------    -----------------

  STOCKHOLDERS' EQUITY:
  Common Stock, $0.001 par value; 75,000,000 shares authorized; 29,958,277 and
      28,913,990 shares outstanding at March 31, 2003 and
      December 31, 2002, respectively.                                                         30                   29
  Additional paid-in-capital                                                               63,924               63,589
  Accumulated deficit                                                                     (52,806)             (52,966)
                                                                                  ----------------    -----------------
          TOTAL STOCKHOLDERS' EQUITY                                                       11,148               10,652
                                                                                  ----------------    -----------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $ 62,870             $ 45,105
                                                                                  ================    =================

                 OPTICARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)


                                                                                FOR THE THREE MONTHS
                                                                                   ENDED MARCH 31,
                                                                          ----------------------------------
                                                                              2003                2002
                                                                          --------------      --------------
       NET REVENUES:
         Managed care                                                           $ 7,408             $ 7,512
         Product sales                                                           17,722              10,766
         Other services                                                           5,028               5,012
         Other income                                                             1,838                   -
                                                                          --------------      --------------
          Total net revenues                                                     31,996              23,290
                                                                          --------------      --------------

       OPERATING EXPENSES:
          Medical claims expense                                                  5,744               5,896
          Cost of product sales                                                  13,901               8,644
          Cost of services                                                        2,126               2,138
          Selling, general and administrative                                     8,808               6,143
          Depreciation                                                              355                 474
          Amortization                                                               44                  44
          Interest                                                                  751                 697
                                                                          --------------      --------------
               Total operating expenses                                          31,729              24,036
                                                                          --------------      --------------

       Gain from early extinguishment of debt                                         -               8,789
                                                                          --------------      --------------

       Income from continuing operations before income taxes                        267               8,043

       Income tax expense                                                           107               3,175
                                                                          --------------      --------------

       Income from continuing operations                                            160               4,868

       Income from discontinued operations, net of tax                                -                 189
                                                                          --------------      --------------

       Net Income                                                                 $ 160             $ 5,057
       Preferred stock dividends                                                   (140)               (103)
                                                                          --------------      --------------
       Net income available to common stockholders                                 $ 20             $ 4,954
                                                                          ==============      ==============

       EARNINGS PER SHARE--BASIC AND DILUTED:

       Income per common share from continuing operations:
         Basic                                                                   $ 0.00              $ 0.37
         Diluted                                                                 $ 0.00              $ 0.08
       Income per common share from discontinued operations:
         Basic                                                                        -              $ 0.02
         Diluted                                                                      -              $ 0.00
       Net income per common share:
         Basic                                                                   $ 0.00              $ 0.39
         Diluted                                                                 $ 0.00              $ 0.08
